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                                                                      EXHIBIT 16







                                                              September 27, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of GSL Holdings, Inc. pertaining to our firm included under Item 4 of Form 8-K dated September 22, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU